Q1 Fiscal 2018 Letter to Shareholders   December 19, 2017 DRAFT – 12/05/17 DECEMBER 19, 2017 Exhibit 99.2

One Fix at a Time, One Client at a Time

To illustrate the client and stylist interactions during a typical Fix order, we've included below a recent process example.

1. Jenny Requests a Fix; a Patented Algorithm Matches Her to Liz

JENNY, CLIENT
- Fixes received to date: 5
- Age: 31
- Location: Champaign, IL
- Style: Premium Brands | Petite
- Profession: Education



LIZ, STYLIST
- Part-time employee, paid hourly
- Works 15-20 hours per week
- Prior experience: Retail
- Location: Cleveland, OH
- Takes 16 minutes to style this Fix

2. Liz Styles the Fix



From home, Liz logs into a custom, web-based styling application, which algorithmically recommends product for Jenny based on her profile, prior feedback, and available inventory.



Along with the recommendations, Liz uses her judgment and considers specific requests from Jenny to select what she believes are the five best items for this Fix.



Liz writes a personal note to Jenny, offering styling advice and her reasons for selecting each item.

3. Jenny Receives a Personalized Delivery & Decides What to Keep

Jenny reads the Style Card with the personalized note from Liz and advice on how to wear each item. She tries on the clothes and goes to the Stitch Fix app or website to indicate what she is keeping and returning. She sends back two items in the prepaid USPS bag.


STITCH FIX

3 Items Kept: $458.13 Total

4. Jenny Provides Direct Structured & Unstructured Feedback

At checkout, Jenny provides written feedback and rates each of the five items on the following dimensions:

SIZE | PRICE | STYLE | FIT | QUALITY

Jenny also rates her overall experience and her likelihood to get another Fix.

- Overall Fix Experience
- Looks Forward to Next Fix

5. Liz Reviews the Feedback

In the styling application, Liz reads Jenny's feedback and captures any learnings. The feedback is simultaneously aggregated into our full dataset to drive future algorithmic learnings.

We delivered $295.6 million in net revenue, representing 25.2% year-over-year top-line growth, $13.5 million in net income, and $24.8 million in cash flow from operations in Q1 FY18. We achieved these results as we invested in new categories, technology headcount, and marketing. We grew our active client count to 2.4 million as of October 28, 2017, an increase of 549,000 and 29.7% year over year. We drove continued growth in our recently launched Men’s and Plus categories. In our core Women’s offering, we expanded our product assortment through broadening our range of price points, including the launch of Premium Brands and continued expansion of lower price points. We apply data science pervasively throughout our business; in Q1 FY18, we continued to use data science to introduce more hybrid design products. Fiscal Q1 2018 Highlights: Fiscal Q1 2018 Key Results: 2.4 million Active Clients (000s) $295.6 million Net Revenue ($M) $13.5 million Net Income ($M) Strong top-line growth and continued investments in the business 1Adjusted EBITDA is net income (loss) excluding other (income) expense, net, provision for income taxes, depreciation and amortization, the remeasurement of preferred stock warrant liability and, when present, the expense the related to certain stock sales by current and former employees. For more information regarding adjusted EBITDA and the other non-GAAP financial measures discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter. $11.8 million Adjusted EBITDA ($M)1

Today we are pleased to share our Q1 FY18 results with you, for the first time as a public company. In our first quarter of fiscal 2018, which ended October 28, 2017, we delivered consistent growth in active clients and net revenue along with positive net income and free cash flow. We reached 2.4 million active clients, a 29.7% increase year over year, and grew net revenue to $295.6 million, a 25.2% increase year over year. These results demonstrate our continued commitment to balancing growth and profitability, making disciplined investments that drive sustainable revenue and client growth, and creating shareholder value. During the quarter, we generated net income of $13.5 million, or diluted earnings per share of $0.04, and Adjusted EBITDA of $11.8 million. Non-GAAP net income, which excludes a $9.1 million gain on remeasurement of our preferred stock warrant liability, was $4.4 million. Delivering on Our Vision: At Stitch Fix, we are transforming the way people find what they love. This vision inspired a new client-first, client-centric approach to retail. Today, we are reinventing the shopping experience by delivering one-to-one personalization to our clients using a combination of data science and human judgment. We believe this combination drives a better client experience and a more powerful business model than either element can deliver independently. Our success as a business is inextricably linked to our personalization capabilities. We strongly believe that most existing retail constructs are insufficient and out of date. Euromonitor, a consumer market research company, estimated that the U.S. apparel, footwear and accessories market was $353 billion in calendar 2016. Yet the vast majority, which we estimate to be 84%, was still purchased offline. We believe our model of personalization – getting to know every client and product, and generating relevant and actionable recommendations – is superior and enduring. Since our founding in 2011, we have helped millions of clients discover and buy what they love through personalized shipments of apparel, shoes, and accessories, hand-selected by Stitch Fix stylists and delivered to our clients’ homes. We call each of these shipments a Fix. Clients can choose to schedule automatic shipments or order a Fix on-demand after they fill out a style profile on our website or mobile app. After receiving a Fix, our clients purchase the items they want to keep and return the rest at no additional charge. We charge a $20 styling fee which – for the vast majority of our clients who will find at least one item they like in their Fix – serves as a credit towards their purchase. While Stitch Fix was founded with a focus on Women’s apparel, we have extended our capabilities to serve Petite, Maternity, Men’s, Plus-size, and Premium Brand clients as well as deliver shoes and accessories. Q1 FY2018 Highlights ACTIVE CLIENTS 2.4 million 29.7% YoY growth NET REVENUE $295.6 million 25.2% YoY growth GROSS PROFIT $129.0 million 43.7% of net revenue NET INCOME $13.5 million 4.6% of net revenue ADJUSTED EBITDA $11.8 million 4.0% of net revenue Dear Shareholder, NON-GAAP NET INCOME $4.4 million 1.5% of net revenue

Our clients are motivated to share personal details with us and to give us ongoing feedback about their individual style, size, fit and price preferences because they recognize that doing so will result in more personalized and successful experiences. On average, each client directly provides us with over 85 meaningful data points through his or her style profile, including unique inputs such as how often he or she dresses for certain occasions or which parts of the body he or she likes to flaunt or cover up. In addition to rich client data, we also collect proprietary merchandise data that we believe is differentiated. We encode each of our SKUs with a great deal of objective and subjective attributes to help our algorithms make better recommendations for our clients. The number of attributes we gather for each garment depends on what we know is important for performance. While some more basic garments may have a limited subset of relevant attributes, a woman's dress, for example, may have many more statistically significant attributes that correlate with performance. When a client requests a Fix, each item is selected by one of our over 3,400 stylists using our proprietary platform, which helps the stylist choose individual items and predicts the likelihood the client will purchase each item. Our algorithmic recommendations are a powerful partner to our stylists, and allow them to focus on what they are uniquely good at – creating human connections, being creative, and providing valuable context to their selections. We leverage a philosophy of combining humans and data science pervasively throughout our business, including in operations, inventory management, forecasting, and even designing new apparel. We have achieved a lot in a short period of time. In just four years, we grew from roughly 260,000 active clients at the end of 2014 to 2.4 million at the end of Q1 FY18. We now operate five distribution centers to meet the needs of our clients across the U.S. We are proud that we have accomplished all of this while building a capital efficient business model. Ultimately, we strive to transform the way people find what they love. When we are successful with this mission, our business also succeeds.

We grew our active client count to 2.4 million as of October 28, 2017, an increase of 549,000 and 29.7% year over year. Growth in our net revenue is driven by our ability to expand and engage our client base. Our strategy to grow active clients has three parts: serve existing clients better, acquire new clients within our existing addressable market, and expand into new categories. To better serve existing clients, in Q1 FY18 we expanded our product assortment to deliver more personalized Fixes and drive higher client satisfaction. We believe broader product offerings, along with introducing increased flexibility to our service in the future, will support continued engagement and re-engagement of our clients. To acquire new clients, we are making strategic and measured marketing investments that are designed to have near-term payback but generate continued value over a longer timeframe. As part of this effort, we employ a diverse mix of marketing channels, with no one channel comprising more than half of our total marketing spend. As a result, we are not dependent on any one channel and have more flexibility to reach new clients in profitable and effective ways. We drove continued growth in our recently launched Men’s and Plus categories. In our core Women’s offering, we expanded our product assortment through broadening our range of price points, including the launch of Premium Brands and continued expansion of lower price points. Men’s. In September 2016, we launched our Men’s category, which doubled our addressable client base. As we celebrate our first anniversary in this category, we continue to see a huge opportunity in this market. We believe the men’s apparel market is roughly two-thirds the size of women’s. In Q1 FY18, we continued to see strong growth in our Men’s active client count quarter over quarter. Like with our Women’s category, we employ a diverse mix of marketing channels in Men’s, and in Q1 FY18, we launched our first TV commercial featuring men and aired it on networks targeting male audiences. We are excited to have another effective channel to reach and acquire new Men’s clients. We believe we’re improving our ability to deliver products that our male clients want, thereby driving satisfaction and engagement. Despite the challenge of a brand new business with a brand new customer base, within six months of launch, our Men’s business reached parity with Women’s in terms of the average number of items purchased per Fix. We believe this success was driven by the strengthening of our algorithms as well as our expanded assortment. As of Q1 FY18, we offered more than 100 brands, nearly twice the number we carried at launch. We continued to see momentum in Men’s client satisfaction year over year. Q1 Fiscal 2018 Business Highlights:

We use exclusive brands (EB) in Men’s to fill assortment gaps and address the two most important attributes our male clients seek – fit and quality. In Q1 FY18, three of our ten best-selling Men’s tops were EB, each representing a different exclusive brand in our portfolio: Hawker Rye (everyday prep), 01.Algo (contemporary), and Red Ale (heritage). Recent client feedback indicates our efforts are paying off, with Men’s fit satisfaction ratings in Q1 FY18 reaching their highest levels ever. Plus. We launched our Plus-sized category in February 2017 to address a historically underserved market. Even prior to our launch, we had over 75,000 women on a waitlist for the offering, and we’ve been very pleased with the demand for the business. We partnered with established Plus brands as well as brands that used our launch as an opportunity to enter the Plus market. Leveraging our rich client feedback and merchandise data, we educated our vendors on fit, style, and price. As a testament to the breadth of assortment we offer and our ability to effectively incorporate client feedback, in Q1 FY18 our Plus clients rated the fit and style of the items they received in their Fixes more highly than in the prior quarter. Core Women’s. In Q1 FY18, we drove continued growth in our core Women’s business year over year. Behind the scenes in Women’s, we’ve added both style and aesthetic variation – in addition to price point extensions – which have helped us to better serve our core Women’s client. As evidence, in Q1 FY18, our Women’s clients provided more positive feedback, particularly as it related to the style and fit of their items, relative to the prior quarter. One of the benefits of reaching greater scale in core Women’s has been our ability to build an assortment that better meets the needs of many clients. At a lesser scale, we placed small orders of premium product, whereas today we’ve reached such a scale that it makes sense for us to build an assortment both on the lower and higher price points to better serve the needs of our core Women’s client. As a result, over the last year, we’ve expanded our assortment in both Premium Brands and lower price points as enhancements to our core Women’s business. Premium Brands. In August 2017, we successfully introduced Premium Brands in both Women’s and Men’s categories to cater to clients seeking apparel from brands that they know and love in the $100 to $600 price point range. This offering expands our addressable market, serves as an extension of our core service, and has enabled us to re-engage clients we could not effectively serve in the past. We added more than 100 brands to our platform, including Alice & Olivia, Helmut Lang, Kate Spade, Rebecca Minkoff, and Theory. Within Men’s, we added partners including Rag & Bone, Theory, and John Varvatos, as well as emerging brands such as Todd Snyder, Faherty, and NAU.

As part of this launch, we entered into exciting collaborations with select premium brands that offer merchandise exclusive to Stitch Fix. For example, we recently partnered with Jason Wu, the New York-based fashion designer, who leveraged our data set to design a five-piece collection exclusively for Stitch Fix. We also recently secured an exclusive partnership with Theory 2.0. In addition, we've received unsolicited inquiries from dozens of contemporary brands interested in joining our platform. Based on client feedback received since launch, we've found that, on average, Premium Brand items have been rated higher quality than non-Premium Brand items.

Lower Price Point. We believe that clients seeking lower price point merchandise (e.g., $20-$50 per item) represent a large opportunity for growth and a segment that we can serve well and profitably. Similar to our approach with Premium Brands, we believe that lower price point offerings will help us meet the needs of a broader set of clients. In the last year, lower price point product has grown to represent a double-digit percentage of our total unit sales. Given the success of this offering, we plan to increase lower price point sales as a percentage of overall sales over the course of this fiscal year.


STITCH FIX
$44
$54
HOLIDAY 101
Merry, Bright
& On Budget
Be event-ready—ask your Stylist for the prettiest holiday
pieces that are perfect for you, and your bank account.
COMPLETE YOUR PROFILE →

We apply data science pervasively throughout our business; in Q1 FY18, we continued to use data science to introduce more hybrid design products.

At our core, data science enables us to help clients find what they love. Over the past six years, we have extended these capabilities beyond matching clients with apparel and accessories. Our large and growing data set provides the foundation for proprietary algorithms that we use across the business, including those that predict purchase behavior, forecast demand, and optimize inventory. Most recently, we've applied our data science to design stylish new apparel.



As an example, in Q1 FY18, we created and sold more data-driven styles than the prior quarter using our hybrid design technology, which employs artificial intelligence to design apparel for our clients. With our hybrid designs, an algorithm identifies the top styles for a subset of clients and then recommends recombining traits of these styles in ways likely to produce great new styles. We are excited with how well these hybrid designs have performed to date, with several styles selling above the 90th percentile of performance in their class. When we asked clients whether they "liked" or "loved" a hybrid design item, we found that our hybrid designs ranked higher than non-hybrid styles across multiple dimensions including fit, style, size, and quality. On average, we've found that clients rate our hybrid design styles approximately 5% higher on fit, 4% higher on style, 4% higher on size, and 1% higher on quality.

8

Active Clients We grew our active client count to 2.4 million as of October 28, 2017, an increase of 29.7% year over year. We define an active client as a client who checked out a Fix in the preceding 12-month period, measured as of the last date of that period. A client checks out a Fix when he or she indicates which items he or she is keeping through our mobile app or website. Net Revenue We generated $295.6 million of net revenue in Q1 FY18 compared to $236.0 million in Q1 FY17, an increase of 25.2% year over year. We continued to see growth in both our Women’s and Men’s categories as well as encouraging results from our recent entry into Plus. Net revenue per active client for the 12 months ended October 28, 2017 was $433, a decrease of 1.4% compared to the 12 months ended October 29, 2016. This modest decline was largely driven by our strategic expansion into Men’s. Although the average male clients’ lower purchase frequency dilutes overall net revenue per active client, we are pleased with the revenue contribution and profitable unit economics of the Men’s business. Gross Margin Q1 FY18 gross margin was 43.7%, compared to 46.6% in Q1 FY17, a decrease of 2.9 percentage points. This margin decline was largely due to planned investment in new categories. As we have grown Men’s and Plus, near-term gross margins were negatively impacted by lower merchandise margins in Men’s and Plus, due to smaller buys, increased shipping expenses from carrying product in fewer distribution centers, and the costs of disproportionately higher inventory levels for those new categories. We expect to see gross margins improve as these businesses grow and achieve scale. Near term, as we continue to invest in new categories, we expect gross margin to decline. The balance of the decline, 0.7%, was driven by higher shrink. We are actively working on various strategies to reduce shrink, including using technology to help manage client behavior and improve our carrier claims process. ACTIVE CLIENTS (000s) NET REVENUE ($M)2 2 Discounts, sales tax and estimated refunds are deducted from revenue to arrive at net revenue. Q1 Fiscal 2018 Financial Highlights: GROSS MARGIN (%)

Selling, General & Administrative Expenses Q1 FY18 SG&A was $119.5 million, or 40.5% of net revenue, compared to Q1 FY17 SG&A of $83.6 million, or 35.4% of net revenue, an increase of 5.1 percentage points. Partially offset by leverage we drove in variable payroll, the increase in SG&A was primarily driven by two items: investments in technology talent and advertising. Talent. We continue to invest in talent, specifically in the areas of data science and engineering. We remain focused on this to enhance our proprietary tools and data science capabilities, areas of core differentiation for our business, for which we expect to see operating leverage over time. Advertising. We continue to make strategic and measured marketing investments designed to achieve near-term payback. In Q1 FY18, advertising expense was $28.2 million, or 9.5% of net revenue.3 In Q1 FY17, advertising expense was $15.3 million, or 6.5% of net revenue. As our business scales, we are capitalizing on two marketing strategies designed to continue to attract clients profitably and drive long-term efficiencies. First, we are focused on maintaining a diverse channel mix, with no one channel comprising more than half of our total marketing spend. We believe our portfolio of marketing channels will continue to enable us to deliver strong and profitable client growth as we scale. TV is a recent area of marketing focus and in each of our three TV waves to date, we’ve seen growth in brand awareness and marketing efficiency. Second, over the last year, we’ve built our in-house marketing capabilities and reduced our dependency on agencies, which have driven cost savings and provided more flexibility and learnings in our marketing initiatives. In one recent example, by leveraging our in-house creative studio, we were able to rapidly develop and deploy new Facebook creative assets based on real-time insights. Importantly, we believe our marketing programs present a huge opportunity for us to harness the power of our data science capabilities to attract and re-engage high quality clients more effectively. To date, we have not yet applied our data science expertise to marketing as we have in other areas of our business. 3Advertising expenses include the costs associated with the production of advertising, television, radio and online advertising. SG&A (%)

Net Income Q1 FY18 net income was $13.5 million, or 4.6% of net revenue compared to Q1 FY17 net income of $13.2 million, or 5.6% of net revenue, a decrease in margin of one percentage point. Non-GAAP net income was $4.4 million, or 1.5% of net revenue, for Q1 FY18 compared to $14.7 million in Q1 FY17. Non-GAAP net income excludes the impact of the remeasurement of our preferred stock warrant liability, which was a benefit of $9.1 million in Q1 FY18 and an expense of $1.5 million in Q1 FY17. Adjusted EBITDA Q1 FY18 adjusted EBITDA was $11.8 million, or 4.0% of net revenue, compared to Q1 FY17 adjusted EBITDA of $28.0 million, or 11.9% of net revenue, a decrease in margin of 7.9 percentage points. This margin compression was planned and the result of our decision to continue investing in talent and marketing. Note that we do not exclude stock-based compensation expense from our adjusted EBITDA calculation. Looking ahead, we will continue to strive for a healthy balance of growth and profitability. We will seek efficiencies, savings, and leverage in SG&A to allow us to invest back into top-line growth through marketing spend, additional talent, and new businesses. Cash Even as we invest, we continue to drive free cash flow. We added $20.5 million of cash to the balance sheet in Q1 FY18, and ended the quarter with $140.4 million of cash and restricted cash. This increase was driven by $24.8 million in cash from operating activities, partially offset by $4.2 million in capital expenditures related to investments in our warehouses and proprietary systems. The cash on our balance sheet as of the end of Q1 FY18 does not include the net proceeds from our initial public offering, which closed in Q2 FY18. NET INCOME ($M) ADJUSTED EBITDA ($M)4 For more information regarding the non-GAAP financial measures discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter 4 We define Adjusted EBITDA as net income (loss) excluding other (income) expense, net, provision for income taxes, depreciation and amortization, the remeasurement of preferred stock warrant liability and, when present, the expense the related to certain stock sales by current and former employees.

Guidance: Our financial outlook for Q2 FY18, which ends on January 27, 2018, and for FY18, which ends on July 28, 2018, is as follows:   Q2 FY18 ($M) Net Revenue $287 – $294 million 21% – 24% YoY growth Adjusted EBITDA $11.5 – $15.5 million 4.0% – 5.3% margin We have not reconciled adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted and could have a significant impact on the calculation of GAAP net income (loss), we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Seasonality in our business does not follow that of traditional retailers, such as typical concentration of revenue in the holiday quarter. Historically, we have experienced lower quarter-over-quarter net revenue growth in fiscal Q2 due to slower active client growth during the holiday season. We believe this is reflective of our clients’ focus on buying gifts for others rather than themselves. We view our lack of seasonality as a positive; it makes staffing and planning easier and we don’t need to compete on advertising spend for consumers’ attention. As such, our advertising as a percent of sales, as planned, will be lower in Q2 than it was in Q1. Consistent with our Q1 FY18 results, our outlook reflects the following principles by which we manage our business: drive sustainable top-line growth that ensures a great client experience, balance growth with profitability, and maintain a long-term, ROI-based view on our investments.   FY18 ($M) Net Revenue $1,170 – $1,220 million 20% – 25% YoY growth Adjusted EBITDA $40 – $60 million 3.4% – 4.9% margin

Closing We had a successful first quarter, and we appreciate the support of our clients, employees, partners, and shareholders. We are excited about the company we have built and the significant opportunities ahead to continue transforming the way people find what they love. We will host a conference call and earnings webcast at 2:00pm Pacific time/5:00pm Eastern time today to discuss these results. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can access the call by dialing 800-441-0022 in the U.S. or 719-325-4758 internationally, using conference code 3218147. The call will also be available via live webcast at investors.stitchfix.com. Thank you for taking the time to read our letter, and we look forward to your questions on our call this afternoon. Sincerely, Katrina Lake, Founder and CEO Paul Yee, CFO MEDIA CONTACT media@stitchfix.com INVESTOR RELATIONS CONTACT ir@stitchfix.com

Stitch Fix, Inc. Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts)

Stitch Fix, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) (In thousands, except share and per share amounts)

Stitch Fix, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited) (In thousands)

Non-GAAP Financial Measures We report our financial results in accordance with generally accepted accounting principles in the United States, or GAAP. However, management believes that certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss) and free cash flow, provide investors with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that such supplemental measure facilitates comparisons between companies. Free cash flow is a liquidity measure that management believes provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, repurchasing our capital stock and strengthening our balance sheet. However, we caution you that these non-GAAP financial measures may be different than similarly titled measures used by other companies. For instance, we do not exclude stock-based compensation expense from adjusted EBITDA or non-GAAP net income (loss). Stock-based compensation is an important part of how we attract and retain our employees, and we consider it to be a real cost of running the business. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP earnings per share exclude compensation expense that we recognized related to certain stock sales by current and former employees; adjusted EBITDA, non-GAAP net income (loss) and non-GAAP earnings per share exclude the remeasurement of preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering; adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; adjusted EBITDA does not reflect our tax provision that reduces cash available to us; and free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

A reconciliation of GAAP net income to non-GAAP diluted net income, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net income per share, is as follows (in thousands, except per share data): Free cash flow is cash flow from operations reduced by purchases of property and equipment which is included in cash flow from investing activities. The following table presents a reconciliation of cash flows from operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented: The following table reflects the reconciliation of net income to Adjusted EBITDA for each of the periods indicated (in thousands):

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including statements regarding our future financial performance, including our guidance on financial results for the second quarter and full year of fiscal 2018; market trends, growth and opportunity; competition; the timing and success of expansions to our offering; our plans related to client acquisition, including any impact on our costs and margins; and our ability to successfully acquire, engage and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; and other risks described in the filings we make with the Securities and Exchange Commission, or SEC. Further information on these and other factors that could affect our financial results is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our prospectus filed on November 17, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to our Registration Statement on Form S-1. These documents are available on the SEC Filings section of the Investor Relations section of our website at: http://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Industry Data This letter contains statistical data, estimates and forecasts that are based on independent industry publications, such as those published by Euromonitor International Limited, or Euromonitor, or other publicly available information, as well as other information based on the Company's internal sources. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industry data presented in this letter related to the size of the U.S. apparel, footwear and accessories market is based on data from Euromonitor, Retail and Apparel and Footwear, 2017 edition, RSP (retail selling price), current terms, and our analysis of such data. None of the industry publications referred to in this letter was prepared on our or our affiliates' behalf or at our expense. While we are not aware of any misstatements regarding any third-party information presented in this letter, Euromonitor's figures are based on official statistics, trade associates, trade press, company research, trade interviews and trade services, and as such have not been independently verified by Euromonitor in each case. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled "Risk Factors" in the reports we file with the SEC, that could cause results to differ materially from those expressed in these publications and other publicly available information.